                                                                Exhibit 4.7


                          FIRST SUPPLEMENTAL INDENTURE


         THIS FIRST SUPPLEMENTAL INDENTURE dated as of February 28, 2002, is by and among STATE STREET BANK AND TRUST COMPANY, a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts (herein, together with its successors in trust, the "Trustee"), FIRSTFED AMERICA BANCORP, INC., a Delaware corporation (the "Successor Company" and the successor by merger with People's Bancshares, Inc., a Massachusetts corporation under the Indenture referred to below (the "Existing Issuer")) and the Existing Issuer.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, the Existing Issuer and the Successor Company hereby agree as follows:

                             PRELIMINARY STATEMENTS

         The Trustee and the Existing Issuer are parties to that certain Indenture dated as of June 25, 1997 (the "Indenture"), pursuant to which the Existing Issuer issued U.S. $14,227,000 of its 9.76% Subordinated Debentures due 2027.

         As permitted by the terms of the Indenture, the Existing Issuer has, simultaneously with the effectiveness of this First Supplement, merged (referred to herein as the "Transaction" and the Transaction for purposes of Article XII of the Indenture) with and into the Successor Company where the Successor Company is the surviving corporation. The parties hereto are entering into this First Supplemental Indenture pursuant to, and in accordance with, Section 12.2 of the Indenture.

         SECTION 1. DEFINITIONS. All capitalized terms used herein which are
                    -----------
defined in the Indenture, either directly or by reference therein, shall have the respective meanings assigned them in the Indenture except as otherwise provided herein or unless the context otherwise requires.

         SECTION 2.  INTERPRETATION.
                     --------------

         (a) In this Supplemental Indenture, unless a clear contrary intention appears:

                     (i) the singular number includes the plural number and vice versa;

                     (ii)  reference to any gender includes each other gender;

                     (iii) the words " herein," "hereof" and "hereunder" and
                           other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Section or other subdivision;

                     (iv) reference to any Person includes such Persons' successors and assigns but, if applicable, only if such successors and assigns are permitted by this Supplemental Indenture or the Indenture, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually provided that nothing in this clause
                           (iv) is intended to authorize any assignment not otherwise permitted by this Supplemental Indenture or the Indenture;

                     (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor;

                     (vi) reference to any Section means such Section of this Supplemental Indenture; and

                     (vii) the word "including" (and with correlative meaning
                           "include") means including without limiting the generality of any description preceding such term.

         (b) No provision in this Supplemental Indenture shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision.

         SECTION 3.  ASSUMPTION OF OBLIGATIONS.
                     -------------------------

         (a)         Pursuant to, and in compliance and accordance with, Section
                     12.1 of the Indenture, the Successor Company hereby expressly and unconditionally assumes the due and punctual payment of the principal of and interest on, all of the Debentures according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be kept or performed by the Existing Issuer as the case may be, all as if the Successor Company were the Existing Issuer thereunder.

         (b) Pursuant to Section 12.2 of the Indenture, the Successor Company shall succeed to, and be substituted for the Existing Issuer under the Indenture with the same effect as if the Successor Company had originally been the Existing Issuer under the Indenture.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Successor Company
                    ------------------------------
represents and warrants that (a) it has all necessary power and authority to execute and deliver this Supplemental Indenture and to perform the Indenture,
(b) that it is the successor by merger of the Existing Issuer pursuant to a valid merger effected in accordance with applicable law, (c) that it is a corporation organized and existing under the laws of the State of Delaware, (d) that, both immediately before and after giving effect to this First Supplemental Indenture, no Default or Event of Default has occurred and is continuing, and
(e) that this First Supplemental Indenture is executed and delivered pursuant to
Section 11.1 of the Indenture and does not require the consent of the Debentureholders.

         SECTION 5.  CONDITIONS OF EFFECTIVENESS.  This First Supplemental
                     ---------------------------
Indenture shall become effective when, and only when:

         (a) the Trustee shall have executed a counterpart of this First Supplemental Indenture and shall have received a counterpart of this First Supplemental Indenture executed by the Successor Company and the Existing Issuer.

         (b) the Trustee shall have received an Officer's Certificate stating that, in the opinion of the Officer, the Transaction and this First Supplemental Indenture comply with Article XII of the Indenture; and

         (c) the Trustee shall have received an Opinion of Counsel, in form and substance satisfactory to it, to the effect that the Transaction and the execution and delivery of this First Supplemental Indenture is permitted by and is effected in compliance with the Indenture.

         SECTION 6.  REFERENCE TO THE INDENTURE.
                     --------------------------

         (a) Upon the effectiveness of this First Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "herein" or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.

         (b) Upon the effectiveness of this First Supplemental Indenture, each reference in the Securities to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.

         (c) The Indenture, as amended and supplemented by the amendment and supplement referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

         SECTION 7. EXECUTION IN COUNTERPARTS. This First Supplemental Indenture
                    -------------------------
may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         SECTION 8. GOVERNING LAW; BINDING EFFECT. This First Supplemental
                    -----------------------------
Indenture shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns.

         SECTION 9. THE TRUSTEE. The Trustee shall not be responsible in any
                    -----------
manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Existing Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Existing Issuer, and the Trustee assumes no responsibility for the correctness thereof.

                      [Signatures begin on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.



                                       PEOPLE'S BANCSHARES, INC.


                                       By: /s/ Richard S. Straczynski
                                           -------------------------------------
                                           Richard S. Straczynski
                                           President and Chief Executive Officer

                                       STATE STREET BANK AND TRUST COMPANY
                                           (not in its individual capacity but
                                            solely as Trustee)


                                       By: /s/ Paul Allen
                                           -------------------------------------
                                           Paul Allen
                                           Vice President



                                       FIRSTFED AMERICA BANCORP, INC.


                                       By: /s/ Robert F. Stoico
                                           -------------------------------------
                                           Robert F. Stoico
                                           Chairman, President and Chief
                                           Executive Officer